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              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                          Boston, Massachusetts 02111

                                                   August 9, 2000

SpeechWorks International, Inc.
695 Atlantic Avenue
Boston, MA  02110

Ladies and Gentlemen:

          We have acted as counsel to SpeechWorks International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 9,580,168 shares (the "Shares") of its common stock, $.001 par value per share (the "Common Stock") to be offered for sale by the Company from time to time under the Company's Amended and Restated 1995 Stock Option Plan, 2000 Employee, Director and Consultant Stock Plan and 2000 Employee Stock Purchase Plan (collectively, the "Plans"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

          In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation, and Amended and Restated Bylaws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant and the Registration Statement and the exhibits thereto.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when issued in accordance with the Plans, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

          Our opinion is limited to applicable provisions of the Delaware Constitution and the General Corporation Law of the State of Delaware ("Delaware Law") and judicial decisions interpreting Delaware Law. We express no opinion with respect to the laws of any other jurisdiction and no opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

          We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                                                 Very truly yours,

                                                 /s/ Mintz, Levin, Cohn,
                                                     Ferris, Glovsky and
                                                     Popeo, P.C.

                                                 Mintz, Levin, Cohn, Ferris,
                                                  Glovsky and Popeo, P.C.